UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 20, 2005

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 17th Avenue South
Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

(843) 448-9411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04  Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

On July 15, 2005, the Company sent a notice to participants in the Company's 401(k) retirement plans informing them that the 401(k) retirement plans are changing their administrative service provider. The notice indicated that during the conversion, 401(k) retirement plan participants will be unable to direct or diversify investments in their individual accounts, change elections regarding future contributions, change contributions rates or obtain a loan, distribution or withdrawal from the plans. The notice highlighted the fact that such restrictions apply to shares of the Company’s common stock held by 401(k) retirement plan participants through the AVX common stock fund maintained by the 401(k) retirement plans. It also stated that participants will not be able to engage in such transactions in the 401(k) retirement plans for a period starting on August 25, 2005 and which is expected to end September 25, 2005. The Company refers to such time period herein as the "blackout period."

The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on July 15, 2005. On July 20, 2005, the Company sent a notice to its executive officers and directors informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the SEC's rules promulgated thereunder, they would be prohibited from purchasing and selling certain shares of the Company’s common stock (including derivative securities pertaining to such shares) on the open market or otherwise during the blackout period. The notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A security holder or other interested person may obtain, without charge, information regarding the blackout period, including whether the blackout period has ended, by contacting Kurt Cummings, Chief Financial Officer, AVX Corporation, P.O. Box 867, Myrtle Beach, SC 29578.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Description
99.1	Notice of 401(k) plan blackout period to directors and executive officers dated July 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2005

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary